(logo) TORCHLIGHT

LOAN SERVICES

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates
Series 2011-C5 (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.       I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the year ended December 31, 2017 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.       To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 28, 2018

TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Jacob Baron

Name: Jacob Baron

Title: Authorized Signatory

475 Fifth Avenue, New York, NY 10017

T 212.883.2800   F 212.883.2560

E info@torchlightloanservices.com

www.torchlightinvestors.com